Exhibit 99.4

FORM OF LETTER TO BROKERS AND OTHER NOMINEE HOLDERS

FLEXSHOPPER, INC.

35,000,000 Units
Offered Pursuant to Subscription Rights
Distributed to Stockholders
of FlexShopper, Inc.

December 2, 2024

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering being conducted by FlexShopper, Inc., a Delaware corporation (the “Company”), of non-transferable subscription rights (the “Subscription Rights”) distributed to holders of our common stock, series 1 convertible preferred stock and series 2 convertible preferred stock at 5:00 p.m., Eastern time, on December 2, 2024 (the “Record Date”) to purchase units of securities at a subscription price equal to $1.70 (the “Unit Subscription Price”). Each unit consists of a share of common stock, one series A common stock purchase right (“Series A Right”), one series B common stock purchase right (“Series B Right”) and one series C common stock purchase right (“Series C Right” and, collectively with the Series A Right and Series B Right, the “Series Rights”). The Subscription Rights will expire if not exercised prior to 5:00 p.m., Eastern time, on December 20, 2024 unless we extend or terminate the subscription offering.

The Series Rights are exercisable commencing on their date of issuance at an exercise price equal to the higher of (x) the Unit Subscription Price or (y) (i) in the case of the Series A Rights, 90% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series A Rights, which is 30 days following the closing date of the subscription offering, but in any event not to exceed 150% of the Unit Subscription Price, (ii) in the case of the Series B Rights, 87.5% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series B Rights, which is 60 days following the closing date of the subscription offering, but in any event not to exceed 200% of the Unit Subscription Price, and (iii) in the case of the Series C Rights, 85% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series C Rights, which is 90 days following the closing date of the subscription offering, but in any event not to exceed 250% of the Unit Subscription Price, with the exercise price in each instance rounded down to the nearest whole cent. The Subscription Rights, units and Series Rights are described in the prospectus dated December 2, 2024 (the “Prospectus”). Any prospective purchaser of units pursuant to the exercise of the Subscription Rights or shares of common stock pursuant to the exercise of the Series Rights should read the Prospectus, including without limitation the risk factors contained therein, prior to making any decision to invest in the Company.

As described in the Prospectus, each holder of common stock registered in your name or the name of your nominee is receiving, at no charge, two Subscription Rights for each share of common stock beneficially owned or issuable upon the conversion of our preferred stock, entitling the holders to purchase one unit at the Unit Subscription Price. Fractional Units will not be sold.

In the event that the holder purchases all units available to it pursuant to its basic Subscription Rights, holders may also exercise an over-subscription privilege to purchase a portion of units that are not purchased by other holders through the exercise of their basic Subscription Rights, subject to availability. If the number of units remaining after the exercise of all basic Subscription Rights is not sufficient to satisfy all requests for units pursuant to over-subscription privilege, we will allocate the available units pro rata among rights holders in proportion to the number of over-subscription units for which they have subscribed. The subscription agent will determine the over-subscription allocation based on the formula described above.

The maximum number of shares of our common stock available for issuance in this offering is 70,000,000 shares. If at any time the issuance of shares pursuant to the exercise of the Subscription Rights or the Series Rights exceeds such share limitation, no additional shares will be issued, the offering will be terminated and any outstanding rights will immediately expire and the amount subscribed for by each holder will be proportionally reduced.

Each holder will be required to submit payment in full for all the units it wishes to buy with its over-subscription privilege. Because we will not know the total number of unsubscribed units prior to the expiration of the Subscription Rights, if holders wish to maximize the number of units they may purchase pursuant to the over-subscription privilege, they will need to deliver payment in an amount equal to the aggregate initial price for the maximum number of units available to holders, assuming that no holders other than the holder has purchased any units pursuant to the basic Subscription Rights and over-subscription privilege. To the extent the amount paid by holders in connection with the exercise of the over-subscription privilege is higher than the aggregate subscription payment of the number of unsubscribed units actually received by holders pursuant to the over-subscription privilege, holder will be allocated only the number of unsubscribed units available to the holder, and any excess subscription payment will be promptly returned to holder, without interest or penalty, after the expiration of this offering.

Only whole numbers of shares of common stock and Series Rights exercisable for whole numbers of shares will be issuable to you in this offering; any right to a fractional share to which you would otherwise be entitled will be terminated, without consideration to you.

The Company can provide no assurances that each holder will actually be entitled to purchase the number of units subscribed for pursuant to the exercise of its over-subscription privilege in full at the expiration of the offering. While we will seek to honor over-subscription requests in full, if the over-subscription requests exceed the number of units available, we will allocate the available units pro rata among the rights holders in proportion to the number of over-subscription units for which they have subscribed. Continental Stock Transfer & Trust Company will act as the subscription agent in connection with this offering and will determine the over-subscription allocation.

The Subscription Rights and Series Rights will be evidenced by a Non-Transferable Subscription Rights Certificate and Non-Transferable Series Rights Certificate registered in the holder’s name or its nominee and will cease to have any value after their respective expiration dates.

We are asking persons who hold shares of common stock beneficially or issuable upon the conversion of our preferred stock and who have received the Subscription Rights or Series Rights distributable with respect to those shares through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), as well as persons who hold the shares of common stock directly and prefer to have such institutions effect transactions relating to the Subscription Rights or Series Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the subscription agent, the information agent and the dealer-manager, incurred in connection with the exercise of the Subscription Rights or Series Rights will be for the account of the holder of the Subscription Rights or Series Rights, and none of such commissions, fees or expenses will be paid by the Company or the subscription agent.

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Instructions as to Use of FlexShopper, Inc. Non-Transferable Subscription Rights;

3.	Instructions as to Use of FlexShopper, Inc. Non-Transferable Series Rights;

4.	A form of letter which may be sent to your clients for whose accounts you hold shares of our common stock registered in your name or the name of your nominee;

5.	Beneficial Owner Election; and

6.	Nominee Holder Certificate.

Your prompt action is requested. To exercise the Subscription Rights and Series Rights, as indicated in the Prospectus, holders should deliver to the subscription agent the properly completed and signed (i) Non-Transferable Subscription Rights Certificate with payment of the Unit Subscription Price for each unit subscribed for and (ii) Non-Transferable Series Rights Certificate for the applicable Series Rights exercised with payment of the applicable exercise price (e.g., 150%, 200% or 250% of the Unit Subscription Price for Series A Rights, Series B Rights, and Series C Rights, respectively). The subscription agent must receive the Non-Transferable Subscription Rights Certificate with payment of the initial price for the units and the Non-Transferable Series Rights Certificate for the applicable Series Rights exercised with payment of the applicable exercise price prior to their respective expiration dates. Once a holder has exercised its Subscription Right or Series Rights, such exercise may not be revoked, even if the holder later learns information that it considers to be unfavorable to the exercise of its Subscription Rights or Series Rights.

Additional copies of the enclosed materials may be obtained from MacKenzie Partners, Inc., the Information Agent, by telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at rightsoffer@mackenziepartners.com. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

FLEXSHOPPER, INC.

By:	/s/ H. Russell Heiser Jr.
	Name:	H. Russell Heiser Jr.
	Title:	Chief Executive Officer

3